Exhibit 10.72

SECOND AMENDMENT TO LEASE AGREEMENT

          SECOND AMENDMENT TO LEASE AGREEMENT dated as of this 6 day of August, 2009 by Diamond Chip Group, L.L.C., a limited liability company organized under the laws of the state of Georgia (“Landlord”) and SED International, Inc., a corporation organized under the laws of the state of Georgia (“Tenant”). Collectively, the Landlord and Tenant are referred to hereinafter as the “Parties”.

WITNESSETH:

          WHEREAS, Landlord and Tenant entered into that certain lease agreement, dated April 1, 1999, as amended on September 19, 2005 (the “Lease”) for the use and occupancy of the Premises located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30084;

          WHEREAS, the Term of the Lease will expire at midnight on September 30, 2009 unless the Parties to extend the Term;

          WHEREAS, the Parties wish to extend the Term of the Lease for an additional two (2) year period beginning on October 1, 2009 and ending at midnight September 30, 2011, reduce the Base Annual Rent by $43,000 per annum during such extension period and make certain modifications to the Lease;

          NOW, THEREFORE, in consideration of the sum of ten dollars ($10.00) paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged and for other good and valuable consideration, the Parties hereto agree as follows:

          1.     Capitalized terms. Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Lease.

          2.     Term. Section 1.01 of the Lease is hereby amended and as amended shall read as follows:

1.01.	Term. The “Term” of this Lease begins on the Lease Date specified above and ends at midnight on September 30, 2011.

          3.     Base Rent. Section 3.01(b) of the Lease is hereby amended to read as follows:

(b)

The Base Annual Rent during each Lease Year beginning on October 1, 2009 through the end of the Term shall be $287,895.00, which amount shall not be subject to Consumer Price Index or other adjustment. ‘Base Annual Rent” means the minimum rent due during each Lease Year of the Term.

          4.     Landlord’s Rights on Default. The last sentence of Section 9.02(h) of the Lease is hereby amended to read:

“Tenant agrees that that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this section except where caused by the Landlord’s negligence or willful misconduct.”

          5.     Notices and Services. Sections 12.09(a) and (a)(i) of the Lease is hereby amended to read as follows:

12.09.	Notices and Services.

(a)

All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if delivered personally, by facsimile or electronic mail; (ii) the next business day, if delivered by overnight courier; and (iii), on the third calendar day subsequent to the postmark date thereof, if mailed, by United States certified or registered mail, postage prepaid, to the party to which the same is directed at the following addresses, or at such other addresses as shall be given in writing by the parties to one another:

(i)	If to Tenant, at:	SED International, Inc.
4916 North Royal Atlanta Drive
Tucker, Georgia 30084
Attention: Chief Executive Officer
Facsimile: (770) 243-1196
Email: bgay@SEDintl.com

	With a copy to:	Morse Zelnick Rose & Lander, LLP
405 Park Avenue, Suite 1401
New York, New York 10022
Attention: Stephen A. Zelnick, Esq.
Facsimile: (212) 838-9190
Email: szelnick@mzrl.com

          5.     Section 12.25, Extension Options, is hereby deleted in its entirely and be replaced with “[INTENTIONALLY OMITTED]”.

          6.     Other Provisions of the Lease. Except as otherwise provided herein, all other provisions of the Lease shall remain in full force and effect and Tenant’s use and occupancy of the Premises shall continue on the terms described therein for the Term of the Lease, as amended hereby.

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Second Amendment to Lease Agreement as of the day and year first indicated above.

DIAMOND CHIP GROUP L.L.C.	SED INTERNATIONAL, INC.

BY:	By:

Manager	Chief Executive Officer